EXHIBIT 32.2

Certification of Chief Financial Officer furnished pursuant to Rule 13a-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S. C. 1350)

I, Martyn J. Tuffery, Senior Vice President and the Acting Chief Financial Officer of Trikon Technologies, Inc (the “Company”), do hereby certify to the best of my knowledge and belief that:

1. The Company’s annual report on Form 10-K/A for the year ended December 31, 2004 (‘the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 780(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 27, 2005

/s/ MARTYN J. TUFFERY
Martyn J. Tuffery Senior Vice President and Acting Chief Financial Officer